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WWW.USINTERACTIVE.COM                        NEWS RELEASE

                                             CONTACT:
                                             -------
                                             Shawn Southard
                                             Director, Investor Relations
                                             U.S. Interactive, Inc.
                                             610.382.8879
                                             InvestorRelations@usinteractive.com
For Immediate Release


             CEO RESIGNS; MANAGEMENT TEAM TO FOCUS ON REORGANIZATION

Cupertino, CA - January 22, 2001 - U.S. Interactive, Inc. (Nasdaq: USIT), announced that Mohan Uttarwar has resigned from the offices of Chief Executive Officer and President of U.S. Interactive, Inc. A successor is to be named in the near future. Mr. Uttarwar remains on the Board of Directors of U.S. Interactive, Inc.

         Vinay Deshpande, co-founder of the Soft Plus business component of the Company, will lead the Executive Management team under the Chapter 11 proceedings to assist in development of a reorganization plan.

         "The reorganization plan will position the Company to focus on business infrastructure solutions for the Communications industry," said Vinay Deshpande. "The Company believes that this segment of its business will continue to grow and provide a continuing source of potential revenue."

About U.S. Interactive, Inc.
         US Interactive(R) (Nasdaq: USIT) is an Internet professional services company that provides customer management solutions to the communications and financial services industries.

Forward Looking Statements
         Certain statements made in this press release are not historical facts but are "forward looking statements" and may involve risks and uncertainties which could cause actual future results to differ materially and adversely from those anticipated by such statements. For a discussion of these and other risk factors that could affect the Company's business, see the Company's Form 10-Q dated November 20, 2000.

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         The US Interactive name, design and e-Roadmap are registered service marks of U.S. Interactive, Inc. IVL Methodology, CAPTURE, and e2e Solution are service marks of U.S. Interactive, Inc. All other company names and products are trademarks of their respective companies.